Exhibit 3.1

Exhibit 3.1
BARBARA K.CEGAVSKE
Secretary of State
202 North Carson Street
Carson City,Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
Filed in the office of
Barbara K. Cegavske Secretary of State State ofNevada Document Number
20150322500-00
Filing Date and Time
07/14/20151:51 PM
Entity Number
C28190-1999
Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)
USE BLACK INK ONLY • DO NOT HIGHLIGHT ABOVE SPACE IS fOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
.(Pursuant to NRS 78.386 and 78.390. After Issuance of Stock)
1. Name of corporation:
LaserLock Technologies, Inc.
2. The articles have been amended as follows: (provide article numbers, if available)
Article I of the Amended and Restated Articles oflncorporation, as amended, are hereby further amended as follows:
The name of the corporation shall be “VerifyMe,Inc.”
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:· 52.8%
4. Effective date and time of filing: (optional) Date: July 23, 2015 Time: 12:00 am
(must not be later than 90 days after the certificate is filed)
5. Signature: (required)
Signature of Officer
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees. Nevada Secretary of State Amend Proftt-After Revised:1-5-15